Exhibit 99.1
TriNet Announces Third Quarter 2018 Results
7% Growth in GAAP Total Revenues and 11% Growth in Net Service Revenues for the Third Quarter
20% Growth in GAAP Net Income and 35% Growth in Adjusted Net Income for the Third Quarter

DUBLIN, Calif. — October 29, 2018 — TriNet Group, Inc. (NYSE: TNET), a leading provider of comprehensive human resources solutions for small to midsize businesses, today announced financial results for the third quarter ended September 30, 2018. The highlights below include non-GAAP financial measures which are reconciled later in this release.
Third quarter highlights include:

•	GAAP Total revenues increased 7% to $875 million while Net Service Revenues increased 11% to $228 million, each as compared to the same period last year.

•	Net income was $51 million, or $0.71 per diluted share, compared to net income of $43 million, or $0.60 per diluted share, in the same period last year.

•	Adjusted Net Income was $55 million, or $0.75 per diluted share, compared to Adjusted Net Income of $41 million, or $0.56 per diluted share, in the same period last year.

•	Adjusted EBITDA was $88 million, a 9% increase from the same period last year.

•	Average WSEs decreased 2% as compared to the same period last year, to approximately 318,000.
"We delivered strong financial results during the third quarter, as we executed on our vertical market strategy," said Burton M. Goldfield, TriNet's President and CEO.  "We’re leveraging our scale, enhanced technology platform and industry-tailored approach to address the unique HR needs of our customers, allowing them to pursue transformational outcomes for their employees and their organizations. Our disciplined and differentiated approach to this market opportunity has led to profitable growth and market penetration. We are strategically investing in sales, marketing, and process improvements to strengthen our overall position and secure our long-term growth trajectory.”
TriNet's total revenues for the third quarter of 2018 increased 7% from the third quarter of 2017 to 875 million, while Net Service Revenues (Total revenues less insurance costs) for the third quarter of 2018 increased 11% from the third quarter of 2017 to $228 million. Net Insurance Service Revenues for the third quarter of 2018 consisted of insurance service revenues of 756 million and insurance costs $647 million. Professional service revenues for the third quarter of 2018 increased 6%, and Net Insurance Service Revenues increased 17%, in each case, compared to the third quarter of 2017.
At September 30, 2018, TriNet had cash and cash equivalents of $237 million and total debt of $418 million.
Quarterly Report on Form 10-Q

We anticipate filing our Quarterly Report on Form 10-Q (“Form 10-Q”) for the nine months ended September 30, 2018 with the SEC and making it available at www.trinet.com today, October 29, 2018. This press release should be read in conjunction with the Form 10-Q and the related Notes to Condensed Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Form 10-Q.

Earnings Conference Call and Audio Webcast
TriNet will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its quarterly results and its outlook for the fourth quarter and full year 2018. TriNet encourages participants to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. To pre-register, go to: http://dpregister.com/10124899. For those who would like to join the call but have not pre-registered, they can do so by dialing +1 (412) 317-5426 and requesting the “TriNet Conference Call.” The live webcast of the conference call can be accessed on the Investor Relations section of TriNet’s website at http://investor.trinet.com. A replay of the webcast will be available on this site for approximately one year. A telephonic replay will be available for one week following the conference call at +1 (412) 317-0088 conference ID: 10124899.
About TriNet
TriNet is a leading provider of a comprehensive human resources solutions for small to midsize businesses, or SMBs. We enhance business productivity by enabling our clients to outsource their human resources, or HR, function to us, allowing them to focus on operating and growing their core businesses. Our HR solutions include services such as payroll processing, human capital consulting, employment law compliance and employee benefits, including health insurance, retirement plans and workers' compensation insurance. Our services are delivered by our expert team of HR professionals and enabled by our technology platform, with online and mobile tools, which allows our clients and their employees to efficiently conduct their HR transactions anytime and anywhere. For more information, please visit http://www.trinet.com.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to TriNet’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “Non-GAAP Financial Measures.”
Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements within the meaning of Section 21 of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among other things, TriNet’s expectations and assumptions regarding: its ability deliver profitable growth; its ability to achieve volume growth in it worksite employees; and its ability to successfully leverage its scale. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations. These statements are not guarantees of future performance, but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from our current expectations and any past or future results, performance or achievements. Investors are cautioned not to place undue reliance upon any forward-looking statements.

Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include: risks associated with changes in, uncertainty regarding, or adverse application of complex laws and regulations that govern our business; our ability to be recognized as an employer of worksite employees under federal and state regulations; our ability to mitigate business risks associated with our co-employment relationship with our worksite employees; our ability to secure private and confidential client and worksite employee data and our information technology (IT) infrastructure against cyber-attacks and security breaches; our ability to manage unexpected changes in workers’ compensation and health insurance claims by worksite employees; fluctuation in our results of operation as a result of numerous factors, many of which are outside of our control, such as the volume and severity of our workers’ compensation and health insurance claims and the amount and timing of our insurance costs, operating expenses and capital expenditure requirements; failures or limitations in our business systems; our ability to remediate the material weakness in our internal controls over financial reporting; our ability to effectively integrate businesses we have acquired and new businesses we may acquire in the future; the effects of volatility in the financial and economic environment on the businesses that make up our client base; our ability to effectively manage our growth; market acceptance of our vertical strategy; our ability to manage our sales force effectively; the concentration of our clients in certain geographies and industries; the outcome of existing and future legal proceedings; changes in our income tax positions or adverse outcomes from on-going and future audits; adverse changes in our insurance coverage or our relationships with key insurance carriers; our ability to manage client attrition; our ability to comply with the restrictions of our credit facility and meet our debt obligations; the effects of increased competition; and our ability to compete effectively.
Further information on risks that could affect TriNet’s results is included in our filings with the U.S. Securities and Exchange Commission (SEC), including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on our investor relations website at http://investor.trinet.com and on the SEC’s website at www.sec.gov. Copies of these filings are also available by contacting TriNet Corporation's Investor Relations Department at (510) 875-7201. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements in this press release, and any forward-looking statements in this press release speak only as of the date of this press release. In addition, we do not assume any obligation, and do not intend, to update any of our forward-looking statements, except as required by law.

Contacts:
Investors:	Media:
Alex Bauer	Fatima Afzal
TriNet	TriNet
Investorrelations@TriNet.com	Fatima.Afzal@TriNet.com
(510) 875-7201	(510) 875-7265

FINANCIAL HIGHLIGHTS

Key Financial and Operating Metrics
We regularly review certain key financial and operating metrics to evaluate growth trends, measure our performance and make strategic decisions. These key financial and operating metrics may change over time. Our key financial and operating metrics for the periods presented were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,		Percent Change
(in millions, except per share and operating metrics data)	2018	2017	2018	2017	Q3 2018 vs 2017	YTD 2018 vs. 2017
Income Statement Data:
Total revenues	$875	$818	$2,586	$2,427	7%	7%
Operating income	62	63	209	169	(1)	24
Net income	51	43	163	112	20	46
Diluted net income per share of common stock	0.71	0.60	2.25	1.57	18	43
Non-GAAP measures (1):
Net Service Revenues (1)	228	205	668	605	11%	10%
Net Insurance Service Revenues (1)	109	93	305	264	17	15
Adjusted EBITDA (1)	88	80	277	216	9	28
Adjusted Net Income (1)	55	41	176	109	35	62

Operating Metrics:
Total WSEs payroll and payroll taxes processed (in millions)	$8,669	$8,061	$27,360	$25,835	8%	6%
Total WSEs at period end	317,496	325,138	317,496	325,138	(2)	(2)
Average WSEs	318,129	324,043	315,512	325,347	(2)	(3)

(1)	Refer to Non-GAAP Financial Measures section in the following pages for definitions and reconciliations from GAAP measures.

(in millions)	September 30, 2018	December 31, 2017	Percent Change
Balance Sheet Data:
Cash and cash equivalents	$237	$336	(29)%
Working capital	226	234	(3)
Total assets	2,104	2,593	(19)
Notes payable	418	423	(1)
Total liabilities	1,754	2,387	(27)
Total stockholders’ equity	350	206	70

	Nine Months Ended September 30,		Percent
(in millions, except operating metrics data)	2018	2017	Change
Cash Flow Data:
Net cash used in operating activities (1)	$(476)	$(141)	236%
Net cash provided by (used in) investing activities	(169)	(15)	1,045
Net cash used in financing activities	(62)	(65)	(4)

(1)	Prior year balance has been retrospectively adjusted for Accounting Standards Update (ASU) 2016-18.

FINANCIAL STATEMENTS

TRINET GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except share and per share data)	2018	2017	2018	2017
Professional service revenues	$119	$112	$363	$341
Insurance service revenues	756	706	2,223	2,086
Total revenues	875	818	2,586	2,427
Insurance costs	647	613	1,918	1,822
Cost of providing services (exclusive of depreciation and amortization of intangible assets)	58	50	166	157
Sales and marketing	52	44	132	139
General and administrative	33	28	95	82
Systems development and programming	12	11	36	34
Depreciation	10	8	26	20
Amortization of intangible assets	1	1	4	4
Total costs and operating expenses	813	755	2,377	2,258
Operating income	62	63	209	169
Other income (expense):
Interest expense, bank fees and other, net	(2)	(5)	(10)	(13)
Income before provision for income taxes	60	58	199	156
Income tax expense	9	15	36	44
Net income	$51	$43	$163	$112
Other comprehensive income, net of tax	—	—	—	—
Comprehensive income	$51	$43	$163	$112

Net income per share:
Basic	$0.73	$0.62	$2.32	$1.62
Diluted	$0.71	$0.60	$2.25	$1.57
Weighted average shares:
Basic	70,556,877	69,498,218	70,353,597	69,016,054
Diluted	72,599,944	71,499,591	72,388,598	71,138,743

FINANCIAL STATEMENTS

TRINET GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions, except share and per share data)	September 30, 2018		December 31, 2017
Assets
Current assets:
Cash and cash equivalents		$237		$336
Investments		38		—
Restricted cash, cash equivalents and investments		621		1,280
Worksite employee related assets:
Unbilled revenue	$306		$297
Accounts receivable	5		20
Prepaid insurance premiums and other insurance related receivables	47		26
Other payroll assets	45		17
Worksite employee related assets		403		360
Prepaid expenses and other current assets		38		15
Total current assets		1,337		1,991
Investments, noncurrent		130		—
Restricted cash, cash equivalents and investments, noncurrent		181		162
Workers' compensation collateral receivable		40		39
Property and equipment, net		78		70
Goodwill and other intangible assets, net		311		315
Other assets		27		16
Total assets		$2,104		$2,593
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities		$43		$59
Accrued corporate wages		37		40
Notes payable		22		40
Worksite employee related liabilities:
Accrued wages	$326		$289
Client deposits	35		52
Payroll tax liabilities and other payroll withholdings	419		1,034
Health benefits loss reserves	144		151
Workers' compensation loss reserves	68		67
Insurance premiums and other payables	17		25
Worksite employee related liabilities		1,009		1,618
Total current liabilities		1,111		1,757
Notes payable, noncurrent		396		383
Workers' compensation loss reserves		159		165
Deferred income taxes		72		68
Other liabilities		16		14
Total liabilities		1,754		2,387
Commitments and contingencies
Stockholders’ equity:
Preferred stock		—		—
Common stock and additional paid-in capital		623		583
Accumulated deficit		(273)		(377)
Total stockholders’ equity		350		206
Total liabilities and stockholders’ equity		$2,104		$2,593

FINANCIAL STATEMENTS

TRINET GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(in millions)	2018	2017
Operating activities
Net income	$163	$112
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36	26
Stock-based compensation	31	21
Deferred income taxes	—	—
Changes in operating assets and liabilities:
Prepaid income taxes	1	42
Prepaid expenses and other current assets	(24)	(1)
Workers' compensation collateral receivable and other noncurrent assets	(10)	(7)
Accounts payable and other current liabilities	(9)	7
Accrued corporate wages	(4)	1
Workers' compensation loss reserves and other noncurrent liabilities	—	4
Worksite employee related assets	(51)	(5)
Worksite employee related liabilities	(609)	(341)
Net cash used in operating activities	(476)	(141)
Investing activities
Purchases of marketable securities	(223)	—
Proceeds from sale of marketable securities	54	—
Proceeds from maturity of marketable securities	33	14
Acquisitions of property and equipment	(33)	(29)
Net cash used in investing activities	(169)	(15)
Financing activities
Repurchase of common stock	(47)	(39)
Proceeds from issuance of common stock on exercised options	6	9
Proceeds from issuance of common stock on employee stock purchase plan	3	2
Awards effectively repurchased for required employee withholding taxes	(15)	(8)
Proceeds from issuance of notes payable, net	210	—
Payments for extinguishment of debt	(204)	—
Repayment of notes payable	(15)	(29)
Net cash used in financing activities	(62)	(65)
Net decrease in cash and cash equivalents, unrestricted and restricted	(707)	(221)
Cash and cash equivalents, unrestricted and restricted:
Beginning of period	1,738	1,233
End of period	$1,031	$1,012

Supplemental disclosures of cash flow information
Interest paid	$13	$12
Income taxes paid (refunded), net	33	—
Supplemental schedule of noncash investing and financing activities
Payable for purchase of property and equipment	$2	$2.45
Supplemental schedule of cash and cash equivalents
Net increase (decrease) in unrestricted cash and cash equivalents	$(99)	$80
Net decrease in restricted cash and cash equivalents	(608)	(301)

NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures
In addition to financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), we monitor other non-GAAP financial measures that we use to manage our business, to make planning decisions, to allocate resources and to use as performance measures in our executive compensation plans. These key financial measures provide an additional view of our operational performance over the long-term and provide useful information that we use in order to maintain and grow our business.
The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation from, as superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

Non-GAAP Measure	Definition	How We Use The Measure
Net Service Revenues	• Sum of professional service revenues and Net Insurance Service Revenues, or total revenues less insurance costs.
• Provides a comparable basis of revenues on a net basis. Professional service revenues are represented net of client payroll costs whereas insurance service revenues are presented gross of insurance costs for financial reporting purposes.
• Acts as the basis to allocate resources to different functions and evaluates the effectiveness of our business strategies by each business function.
• Provides a measure, among others, used in the determination of incentive compensation for management.

Net Insurance Service Revenues	• Insurance service revenues less insurance costs.
• Is a component of Net Service Revenues.
• Provides a comparable basis of revenues on a net basis. Professional service revenues are represented net of client payroll costs whereas insurance service revenues are presented gross of insurance costs for financial reporting purposes. Promotes an understanding of our insurance services business by evaluating insurance service revenues net of our WSE related costs which are substantially pass-through for the benefit of our WSEs. Under GAAP, insurance service revenues and costs are recorded gross as we have latitude in establishing the price, service and supplier specifications.
• We also sometimes refer to Net Insurance Service Margin, which is the ratio of Net Insurance Revenue to Insurance Service Revenues.

NON-GAAP FINANCIAL MEASURES

Non-GAAP Measure	Definition	How We Use The Measure
Adjusted EBITDA	• Net income, excluding the effects of: - income tax provision, - interest expense, - depreciation, - amortization of intangible assets, and - stock-based compensation expense.
• Provides period-to-period comparisons on a consistent basis and an understanding as to how our management evaluates the effectiveness of our business strategies by excluding certain non-cash charges such as depreciation and amortization, and stock-based compensation recognized based on the estimated fair values. We believe these charges are not directly resulting from our core operations or indicative of our ongoing operations.
• Enhances comparisons to prior periods and, accordingly, facilitates the development of future projections and earnings growth prospects.
• Provides a measure, among others, used in the determination of incentive compensation for management.
• We also sometimes refer to Adjusted EBITDA margin, which is the ratio of Adjusted EBITDA to Net Service Revenue.

Adjusted Net Income
• Net income, excluding the effects of:
- effective income tax rate(1),
- stock-based compensation,
- amortization of intangible assets,
- non-cash interest expense(2), and
- the income tax effect (at our effective tax rate(1)) of these pre-tax adjustments.

• Provides information to our stockholders and board of directors to understand how our management evaluates our business, to monitor and evaluate our operating results, and analyze profitability of our ongoing operations and trends on a consistent basis by excluding certain non-cash charges.

(1)
We have adjusted the non-GAAP effective tax rate to 26% for 2018 from 41% for 2017, due primarily to a decrease in the statutory rate from 35% to 21%. These non-GAAP effective tax rates exclude the income tax impact from stock-based compensation, changes in uncertain tax positions, and nonrecurring benefits or expenses from federal legislative changes.

(2)	Non-cash interest expense represents amortization and write-off of our debt issuance costs.

NON-GAAP FINANCIAL MEASURES

Reconciliation of GAAP to Non-GAAP Measures

The table below presents a reconciliation of Total revenues to Net Service Revenues:

	Three Months Ended		Change		Nine Months Ended		Change
	September 30,		Q3 2018 vs 2017		September 30,		YTD 2018 vs. 2017
(in millions)	2018	2017	$	%	2018	2017	$	%
Total revenues	$875	$818	$57	7%	$2,586	$2,427	$159	7%
Less: Insurance costs	647	613	34	5	1,918	1,822	96	5
Net Service Revenues	$228	$205	$23	11%	$668	$605	$63	10%

The table below presents a reconciliation of Insurance service revenues to Net Insurance Service Revenues:

	Three Months Ended		Change		Nine Months Ended		Change
	September 30,		Q3 2018 vs 2017		September 30,		YTD 2018 vs. 2017
(in millions)	2018	2017	$	%	2018	2017	$	%
Insurance service revenues	$756	$706	$50	7%	$2,223	$2,086	$137	7%
Less: Insurance costs	647	613	34	5	1,918	1,822	96	5
Net Insurance Service Revenues	$109	$93	$16	17%	$305	$264	$41	15%
Net Insurance Service Revenues Margin	14%	13%			14%	13%

The table below presents a reconciliation of Net income to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2018	2017	2018	2017
Net income	$51	$43	$163	$112
Provision for income taxes	9	15	36	44
Stock-based compensation	12	8	31	21
Interest expense and bank fees	5	5	17	15
Depreciation	10	8	26	20
Amortization of intangible assets	1	1	4	4
Adjusted EBITDA	$88	$80	277	$216
Adjusted EBITDA Margin	38%	39%	41%	36%

NON-GAAP FINANCIAL MEASURES

The table below presents a reconciliation of Net income to Adjusted Net Income and Adjusted Net Income per share - diluted:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2018	2017	2018	2017
Net income	$51	$43	$163	$112
Effective income tax rate adjustment	(6)	(8)	(16)	(19)
Stock-based compensation	12	8	31	21
Amortization of intangible assets	1	1	4	4
Non-cash interest expense	—	1	4	2
Income tax impact of pre-tax adjustments	(3)	(4)	(10)	(11)
Adjusted Net Income	$55	$41	$176	$109
GAAP Weighted average shares of common stock - diluted	73	71	72	71
Adjusted Net Income per share - diluted	$0.75	$0.56	$2.43	$1.53